UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	JANUARY 3, 2014

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the sub-advisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within certain Funds.

Each of the Northern Multi-Manager Funds consists of sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of NWQ Investment Management Company, LLC (“NWQ”) as a sub-adviser to the Northern Multi-Manager Large Cap Fund, effective September 27, 2013, and the appointment of Huber Capital Management, LLC to sub-advise a portion of the Large Cap Fund, effective October 10, 2013. The Board made these decisions, based upon Northern’s recommendations, for performance-related reasons.

We have also made a change within the Northern Multi-Manager Emerging Markets Equity Fund. The Board approved the termination of Trilogy Global Advisors, LP (“Trilogy”) as a sub-adviser to the Emerging Markets Equity Fund, effective October 22, 2013, and the appointment of Oaktree Capital Management, L.P. to sub-advise a portion of the Emerging Markets Equity Fund, effective November 13, 2013. The Board made these decisions, based upon Northern’s recommendations, for performance-related reasons.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of these Funds and their shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President, NTI

Jessica K. Hart

Senior Vice President, NTI

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	P	800-595-9111	NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN MULTI-MANAGER FUNDS—NORTHERN MULTI-MANAGER LARGE CAP FUND AND NORTHERN MULTI-MANAGER EMERGING MARKETS EQUITY FUND

This Joint Information Statement is being provided to the shareholders of the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”) and the Northern Multi-Manager Emerging Markets Equity Fund (the “Emerging Markets Equity Fund” and, together with the Large Cap Fund, the “Funds” and, each a “Fund”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and to enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until April 3, 2014. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on November 22, 2013 are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about January 3, 2014.

The Investment Adviser and the Advisory Agreement

Northern Trust Investments, Inc. (“NTI”) serves as the investment adviser for the Funds and is responsible for their overall administration. Prior to January 1, 2014, The Northern Trust Company of Connecticut (“NTCC”) and NTI served jointly as investment advisers to the Funds. Effective January 1, 2014, NTCC was reorganized into NTI. NTI assumed the responsibilities of NTCC as investment adviser under the advisory agreement with the Trust with respect to the Funds. The fees payable by the Trust under the agreement, the personnel who manage the Funds and the services provided to the Funds remain unchanged as a result of the assumption of these responsibilities. NTI also assumed the responsibilities of NTCC under the sub-advisory agreements in place among NTI, NTCC and each of the sub-advisers to the Funds. NTI and NTCC (prior to January 1, 2014) are jointly referred to herein as the “Investment Adviser.”

The Investment Adviser is responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, between the Trust and the Investment Adviser (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Adviser, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. The Investment Adviser has delegated substantially all its portfolio management responsibilities for the Funds to sub-advisers, with the exception of cash management services for the Funds. The Investment Adviser remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Funds’ investment objectives and policies. The initial sole shareholder of the Large Cap Fund approved the Advisory Agreement on August 3, 2007, and the initial sole shareholder of the Emerging Markets Equity Fund approved the Advisory Agreement on November 17, 2008.

The Investment Adviser is entitled to an advisory fee as compensation for its advisory services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Large Cap Fund	0.90%	First $1 Billion
	0.85%	Next $1 Billion
	0.81%	Over $2 Billion
Emerging Markets Equity Fund	1.20%	First $1 Billion
	1.13%	Next $1 Billion
	1.08%	Over $2 Billion

Huber Capital Management, LLC and the Huber Agreement

THE HUBER AGREEMENT. At a meeting of the Board held on August 21-22, 2013 (the “Meeting”), the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “Huber Agreement”) with respect to the Large Cap Fund between the Investment Adviser and Huber Capital Management, LLC (“Huber”). Under the Huber Agreement, as of October 10, 2013, Huber manages a portion of the Large Cap Fund’s assets. The Large Cap Fund’s remaining assets are currently allocated among three other sub-advisers: Delaware Investment Fund Advisers, Jennison Associates, LLC and WestEnd Advisors, LLC, each of which manages a portion of the Large Cap Fund’s assets.

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JANUARY 3, 2014

From February 1, 2011 until September 27, 2013, NWQ Investment Management Company, LLC (“NWQ”) managed a portion of the Large Cap Fund’s assets pursuant to a sub-advisory agreement dated February 1, 2011 between the Investment Adviser and NWQ (the “NWQ Agreement”). The NWQ Agreement was terminated by the Board upon the recommendation of the Investment Adviser for performance-related reasons. The Investment Adviser recommended that the Board approve the Huber Agreement based on its evaluation of Huber’s investment advisory operations and capabilities. From September 27, 2013 until October 10, 2013, the Investment Adviser managed the portion of the Large Cap Fund previously managed by NWQ.

The Huber Agreement provides that Huber shall, subject to the supervision and oversight of the Investment Adviser, manage the investment and reinvestment of the portion of the Large Cap Fund’s assets that the Investment Adviser may allocate to Huber. The Huber Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Huber shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, Huber shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Huber is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Huber may consider the brokerage and research services provided to the Large Cap Fund and/or other accounts over which Huber or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Huber Agreement provides that Huber, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Large Cap Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, Huber will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Large Cap Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Large Cap Fund or the amount of the securities that are able to be sold for the Large Cap Fund. The Huber Agreement permits Huber, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Huber’s opinion of the reliability and quality of the broker or dealer.

The Huber Agreement provides that Huber shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Huber Agreement also provides that the Investment Adviser will indemnify Huber against certain liabilities and expenses, except that Huber shall not be indemnified for any liability and expenses that result from Huber’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Huber Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Large Cap Fund may terminate the Huber Agreement without penalty upon 60 days’ written notice. The Investment Adviser may terminate the Huber Agreement immediately upon notice to Huber. The Huber Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Huber Agreement also may be terminated by Huber upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

The material terms of the Huber Agreement are substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the Large Cap Fund, except for the sub-advisory fees. Huber receives fees from the Investment Adviser for its services out of the fees that the Large Cap Fund pays to the Investment Adviser under the Advisory Agreement. The Large Cap Fund pays no additional fees directly to Huber. The Large Cap Fund would have paid the same amount of advisory fees had the Huber Agreement been in effect during the last fiscal year.

INFORMATION ABOUT HUBER. Huber is located at 2321 Rosecrans Avenue, Suite 3245, El Segundo, California 90245. As of July 31, 2013, Huber had assets under management of approximately $2.96 billion. Huber is a 100% employee-owned investment advisory firm. Joseph Huber, Chief Executive Officer and Chief Investment Officer, owns a majority ownership share of Huber. Huber’s investment process is distinctly value and driven by in-depth, internal, fundamental research. Of primary importance to Huber’s security selection process is the determination of “normal” earnings.

PORTFOLIO MANAGER. Mr. Joseph Huber is primarily responsible for the day-to-day management of the portion of the Large Cap Fund sub-advised by Huber.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

PRINCIPAL EXECUTIVE OFFICERS AND MANAGING MEMBERS. Set forth below in alphabetical order is a list of each executive officer and managing member of Huber indicating position(s) held with Huber and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Huber at the address noted above.

NAME	POSITION(S) HELD WITH HUBER	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Joseph Huber	Managing Member, Director, Chief Executive Officer and Chief Investment Officer	None
Gary Thomas	Principal, Director, Chief Operating Officer and Chief Compliance Officer	None

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. Huber also acts as investment adviser or sub-adviser to the other mutual funds listed below, which have similar investment objectives as the Large Cap Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	EXPENSE LIMITS
MassMutual Select Large Cap Value Fund (Huber manages a portion as a sub-adviser.)	$471,348,418 (as of June 30, 2013)	Not publicly disclosed	N/A
Huber Capital Diversified Large Cap Value Fund (Huber is the investment adviser.)	$1,138,659 (as of April 30, 2013)	0.75% of net assets up to $10 billion; and 0.50% of net assets in excess of $10 billion	1.25% of the average daily net assets of the Investor Class and 0.75% of the average daily net assets of the Institutional Class
Huber Capital Equity Income Fund (Huber is the investment adviser.)	$41,303,921 (as of April 30, 2013)	0.99% of net assets up to $10 billion; 0.75% of net assets between $10 billion and $20 billion; and 0.50% of net assets in excess of $20 billion	1.49% of the average daily net assets of the Investor Class and 0.99% of the average daily net assets of the Institutional Class

Oaktree Capital Management, L.P. and the Oaktree Agreement

THE OAKTREE AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, also approved a new sub-advisory agreement (the “Oaktree Agreement”) with respect to the Emerging Markets Equity Fund between the Investment Adviser and Oaktree Capital Management, L.P. (“Oaktree”). Under the Oaktree Agreement, as of November 13, 2013, Oaktree manages a portion of the Emerging Markets Equity Fund’s assets. The Emerging Markets Equity Fund’s remaining assets are currently allocated among four other sub-advisers, Axiom International Investors LLC, PanAgora Asset Management, Inc., Pzena Investment Management, LLC and Westwood Global Investments, LLC, each of which manages a portion of the Emerging Markets Equity Fund’s assets.

Since March 15, 2010 until October 22, 2013, Trilogy Global Advisors, LP (“Trilogy”) managed a portion of the Emerging Markets Equity Fund’s assets. The initial sub-advisory agreement dated March 15, 2010 between Trilogy and the Investment Adviser terminated as a result of a change of control and they entered into a new sub-advisory agreement dated December 3, 2010, as amended January 1, 2013 (the “Trilogy Agreement”). The Trilogy Agreement was terminated by the Board upon the recommendation of the Investment Adviser for performance-related reasons. The Investment Adviser recommended that the Board approve the Oaktree Agreement based on its evaluation of Oaktree’s investment advisory operations and capabilities. From October 22, 2013 until November 13, 2013, the Investment Adviser managed the portion of the Emerging Markets Equity Fund previously managed by Trilogy.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JANUARY 3, 2014

The terms and conditions of the Oaktree Agreement are substantially the same as the Huber Agreement, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms. The material terms of the Oaktree Agreement are also substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the Emerging Markets Equity Fund, except for the sub-advisory fees.

Oaktree receives fees from the Investment Adviser for its services out of the fees that the Emerging Markets Equity Fund pays to the Investment Adviser under the Advisory Agreement. The Emerging Market Equity Fund pays no additional fees directly to Oaktree. The Emerging Markets Equity Fund would have paid the same amount of advisory fees had the Oaktree Agreement been in effect during the last fiscal year.

INFORMATION ABOUT OAKTREE. Oaktree’s headquarters is located at 333 S. Grand Avenue, 28th floor, Los Angeles, California 90071. As of September 30, 2013, Oaktree, together with its affiliates, had assets under management of approximately $79.8 billion. Oaktree, a Delaware limited partnership, is indirectly controlled by Oaktree Capital Group, LLC (“OCG”), a Delaware limited liability company that is publicly-traded on the New York Stock Exchange. OCG is indirectly controlled by Oaktree’s principals, Howard Marks, Bruce Karsh, John Frank, David Kirchheimer, Kevin Clayton, Steve Kaplan, Larry Keele and Sheldon Stone. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in emerging market equities.

PORTFOLIO MANAGERS. Messrs. Frank Carroll and Tim Jensen, each a managing director of Oaktree, serve as co-portfolio managers of the portion of the Emerging Markets Equity Fund that is sub-advised by Oaktree. Mr. Carroll joined Oaktree in 1999 and has been working in the investment field since 1989. Mr. Jensen joined Oaktree in 2000 and has been working in the investment field since 1986.

PRINCIPAL EXECUTIVE OFFICERS AND PORTFOLIO MANAGERS. Set forth below in alphabetical order is a list of certain executive officers of Oaktree and the portfolio managers of Oaktree’s emerging markets equity strategy indicating position(s) held with Oaktree and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Oaktree at the address noted above.

NAME	POSITION(S) HELD WITH OAKTREE	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Frank J. Carroll	Managing Director	None
John B. Frank	Managing Principal	None
Timothy D. Jensen	Managing Director	None
Bruce A. Karsh	Principal, President and Chief Investment Officer	None
David M. Kirchheimer	Principal, Chief Financial Officer and Chief Administrative Officer	None
Howard S. Marks	Chairman and Principal	None
Todd E. Molz	Managing Director and General Counsel	None
Thomas J. Smith	Managing Director and Chief Compliance Officer	None

OTHER SUB-ADVISORY CLIENTS. Oaktree also acts as investment sub-adviser to the other mutual funds set forth below, which have similar investment objectives as the Emerging Markets Equity Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB-ADVISORY FEES
Harbor Emerging Markets Equity Fund	Information is not included because it is a new fund.	Not publicly disclosed
Vanguard Emerging Markets Select Stock Fund	Oaktree managed $47 million (24%) of the fund as of April 30, 2013.	Not publicly disclosed

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

Approval of New Sub-Advisory Agreements

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENTS. The Huber Agreement and Oaktree Agreement were approved by the Board, including a majority of all the Independent Trustees voting separately, at the Meeting. Huber and Oaktree are referred to each individually as a “New Sub-Adviser” and together, as the “New Sub-Advisers,” and the Huber Agreement and Oaktree Agreement are referred to together as the “New Sub-Advisory Agreements.” In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Adviser and the New Sub-Advisers regarding (i) the nature and quality of the services to be provided by the New Sub-Advisers, including the experience and qualifications of the personnel providing such services; (ii) the New Sub-Advisers’ financial conditions, history of operations and ownership structures; (iii) the New Sub-Advisers’ brokerage and soft dollar practices; (iv) the New Sub-Advisers’ investment strategies and styles of investing; (v) the performance history of the New Sub-Advisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged and hypothetical performance information and portfolio attributes; (vi) a summary of the New Sub-Advisers’ risk management and compliance policies and procedures (including their codes of ethics) and the Multi-Manager Funds’ Chief Compliance Officer’s (the “CCO’s”) evaluations of such policies and procedures; (vii) the New Sub-Advisers’ conflicts of interest, if any, in managing the Funds; and (viii) the terms of the New Sub-Advisory Agreements. The Trustees also considered the Investment Adviser’s explanations for why each New Sub-Adviser was expected to improve the performance of the respective Fund.

The Trustees also reviewed the Investment Adviser’s proposed allocations of assets among the New Sub-Advisers and the other sub-advisers to the Funds.

In evaluating the New Sub-Advisory Agreements, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Adviser with respect to each New Sub-Adviser.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Investment Adviser with respect to the New Sub-Advisers’ operations, qualifications and experience in managing the types of strategies for which the New Sub-Advisers were being engaged. The Trustees also reviewed the CCO’s evaluation of the New Sub-Advisers’ compliance programs, noting that the CCO believed these programs to be satisfactory. The Trustees concluded that the New Sub-Advisers were able to provide quality services to the Funds.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that the New Sub-Advisers would be paid by the Investment Adviser out of its advisory fees and not by the Funds. The Trustees also considered that the sub-advisory fees would be based on a New Sub-Adviser’s assets under management with the Investment Adviser and not just the applicable Fund’s assets managed by the New Sub-Adviser. The Trustees also believed, based on the representations of the Investment Adviser, that each New Sub-Advisory Agreement had been negotiated at arm’s length between the Investment Adviser and the respective New Sub-Adviser. The Trustees also considered comparisons of the New Sub-Advisers’ fees at various asset levels of the Funds and in relation to other existing sub-advisers to the Funds. Additionally, the Trustees reviewed the New Sub-Advisers’ fees in relation to their standard fee schedules. Finally, the Trustees considered the Investment Adviser’s representations that the fees to be paid to the New Sub-Advisers were reasonable in light of the anticipated quality of services to be provided by the New Sub-Advisers.

The Trustees also considered projected profitability to the Investment Adviser with respect to the Funds before and after the addition of the New Sub-Advisers. These comparisons showed no material change to the Investment Adviser’s profitability. The Trustees did not consider the projected profitability for the New Sub-Advisers as they did not consider it to be particularly relevant because the Investment Adviser would be paying the New Sub-Advisers out of its advisory fees. The Trustees therefore believed that the Investment Adviser had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the past performance information presented with respect to the New Sub-Advisers and the Investment Adviser’s evaluation of that performance. This information was compared to performance information with respect to the New Sub-Advisers’ applicable benchmarks. It was noted that each New Sub-Adviser had a particular style that was different than that of other sub-advisers to the respective Fund and that its investment style would underperform in various markets. In addition, the Trustees reviewed a report prepared by the Investment Adviser showing the hypothetical performance of the Funds over various time periods if the New Sub-Advisers had been managing the Fund along with the existing sub-advisers to the Funds. The Trustees concluded, based upon the information provided, that overall the New Sub-Advisers had satisfactory prior performance records.

Economies of Scale

The Trustees reviewed information prepared by the Investment Adviser that showed that the levels of aggregate sub-advisory fee rates decreased as the Funds’ assets increased. However, the

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JANUARY 3, 2014

Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Adviser would be paying the New Sub-Advisers out of their advisory fees.

Other Benefits

The Trustees considered other benefits to be derived as a result of the New Sub-Advisers’ relationship with the Funds. These benefits include research and other benefits in connection with brokerage commissions paid by the Funds. The Trustees also considered other relationships that the New Sub-Advisers may have with the Investment Adviser, including sub-advisory or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by the Investment Adviser, the Trustees concluded that the fees proposed to be paid to the New Sub-Advisers were reasonable in light of the services to be provided by each of them and that the New Sub-Advisory Agreements should be approved.

Additional Information

ADVISORY AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2013, the Large Cap Fund and the Emerging Markets Equity Fund paid advisory fees to the Investment Adviser in the aggregate amount of $8,467,548 (1.01% of the Fund’s net assets as of March 31, 2013) and $22,308,632 (0.99% of the Fund’s net assets as of March 31, 2013), respectively. The Investment Adviser paid sub-advisory fees to the sub-advisers of the Large Cap Fund and the Emerging Markets Equity Fund in the aggregate amount of $2,771,993 (0.33% of the Fund’s net assets at March 31, 2013) and $10,970,260 (0.48% of the Fund’s net assets at March 31, 2013), respectively.

As of November 22, 2013, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds.

No brokerage commissions were paid by the Large Cap Fund or Emerging Markets Equity Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Funds for the fiscal year ended March 31, 2013.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager and certain officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer, Senior Trust Officer and Director	None
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Jessica K. Hart	Senior Vice President	None
Sheri B. Hawkins	Senior Vice President, Chief Financial Officer, Treasurer and Director	None
Patrick W. Herrington	Senior Vice President	None
Joseph W. McInerney	Executive Vice President	None
Anthony Pecora	Senior Vice President and Chief Compliance Officer	None
Stephen N. Potter	Executive Vice President, Chief Executive Officer, President and Chairman	None
Alan W. Robertson	Executive Vice President, Cashier and Director	None
Shundrawn A. Thomas	Senior Vice President and Director	None
Christopher E. Vella	Senior Vice President	None
Lloyd A. Wennlund	Executive Vice President and Director	None

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their annual and semiannual reports dated March 31, 2013 and September 30, 2013, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of November 22, 2013, the record date for shareholders receiving this Joint Information Statement, the Large Cap Fund and the Emerging Markets Equity Fund had 67,497,983 and 119,018,645 shares outstanding, respectively. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of each Fund as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of the Funds at November 22, 2013.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, your Fund will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Funds’ Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com	MMF STM	(1/14)

NORTHERN MULTI-MANAGER FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”) and Northern Multi-Manager Emerging Markets Equity Fund (the “Emerging Markets Equity Fund” and together with the Large Cap Fund, the “Funds”). The Funds are series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent sub-adviser changes relating to the Funds. Specifically, the Board of Trustees of the Northern Multi-Manager Funds (the “Board”) has approved the termination of NWQ Investment Management Company, LLC as a sub-adviser to the Large Cap Fund, effective September 27, 2013, and the appointment of Huber Capital Management, LLC to sub-advise a portion of the Large Cap Fund, effective October 10, 2013. The Board also approved the termination of Trilogy Global Advisors, LP as a sub-adviser to the Emerging Markets Equity Fund, effective October 22, 2013, and the appointment of Oaktree Capital Management, L.P. to sub-advise a portion of the Emerging Markets Equity Fund, effective November 13, 2013.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about January 3, 2014 to shareholders of record of the Funds as of November 22 2013. The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until April 3, 2014. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.